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EXHIBIT 10.2(a)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), is entered into on May 18, 2000, effective as of January 1, 2000 (the "Effective Date"), by and between Insignia Financial Group, Inc., a Delaware corporation with an office at 200 Park Avenue, New York, New York 10166 (the "Company"), and Andrew Lawrence Farkas, an individual with an office at 200 Park Avenue, New York, New York (the "Executive").

                                   BACKGROUND

         The Company desires to assure itself of the services of the Executive for the period provided in this Agreement, and the Executive is willing to serve in the employ of the Company for such period upon the terms and conditions provided in this Agreement.

                             STATEMENT OF AGREEMENT

         In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT

         The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, in each case upon the terms and conditions set forth herein, for a period commencing on the Effective Date and ending on December 31, 2002, or on such earlier date as provided herein (the "Expiration Date") (such period, as it may be so terminated, being referred to herein as the "Employment Period").

SECTION 2. DUTIES AND SERVICES

         (a) OFFICES. Subject to Section 2(e), during the Employment Period the Executive shall serve as Chief Executive Officer of the Company and, at the Company's request, for no additional consideration, as an officer or director of one or more of its subsidiaries. In the performance of his duties hereunder, the Executive shall report to and shall be responsible only to the Board of Directors of the Company. The Executive agrees to his employment as described in this Section 2. The parties hereto understand and agree that the Executive has substantial business interests outside of the scope of this Agreement, including, without limitation, as a strategic partner at Charterhouse, and under a consulting agreement with Apartment Investment and Management Company, and both parties hereby consent to such arrangements. The Executive shall be available to travel as the needs of the business of the Company reasonably require.

         (b) NOMINATION TO THE BOARD OF DIRECTORS AND COMMITTEES THEREOF. The Company agrees that the Executive shall be nominated by its Board of Directors to be elected to such Board of Directors as a Director of the Company at each meeting of its stockholders at which Directors of the Company are to be elected for so long as the Executive shall be



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employed by the Company. The Company further agrees that, for so long as the
Executive shall be employed by the Company and shall be a Director of the Company, he shall be elected or appointed, as the case may be, to serve (i) as Chairman of the Board of Directors of the Company, and (ii) on the Executive Committee of the Board of Directors of the Company as the Chairman thereto (collectively, the "Board Positions"). This Section 2(b) shall terminate upon the conversion of this Agreement into a consulting agreement pursuant to Section 2(e) of this Agreement.

         (c) LOCATION OF OFFICE. Subject to Section 2(e), during the Employment Period the Company shall provide the Executive with an office in the principal executive office of the Company in New York, New York. The Company will provide the Executive with two executive secretaries acceptable to him, and other support appropriate to his duties hereunder, in the sole discretion of the Executive.

         (d) PRIMARY RESPONSIBILITIES. Subject to Section 2(e), during the Employment Period, the Executive shall have primary responsibility and authority for the business of the Company and its subsidiaries, including, without limitation, the following areas:

         (i)      Underwriting decisions;

         (ii)     Securitization decisions;

         (iii)    Acquisition and disposition decisions;

         (iv)     Hiring and termination of employees;

         (v)      Setting executive and other employee compensation;

         (vi) Setting the location of the Company's principal executive offices at any time and from time to time; and

         (vii) Other similar general management decisions affecting the operations of the Company, in each case subject to the approval of the Board of Directors of the Company or the appropriate committee thereof to the extent required by the laws of the State of Delaware or the By-Laws of the Company.

         (e) CONSULTING. If (i) without the prior written consent of the Executive the Executive's title, powers or duties within the Company have been substantially diminished, other than as a result of a Termination For Cause, or
(ii) if an Influence Change Event (as defined in Section 8(a)(iv)) after or in connection with an Extraordinary Transaction (as defined in Section 8(a)(i), an Extraordinary Stock Event (as defined in Section (8(a)(v)), or a Material Asset Disposition (as defined in Section 4(k)), has taken place, then Executive may elect in writing to convert this Agreement into a consulting agreement. Under the terms of the consulting agreement, the Executive shall consult with respect to the assets and liabilities of the Company as they existed immediately before his election to convert this Agreement into a consulting agreement. Such consultation shall be at the reasonable times convenient to the Executive on no less than five business days' notice, the parties recognizing that the Executive during the consulting period likely will have substantial other business interests, including, without


                                      -2-
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limitation, as a strategic partner at Charterhouse, and under a consulting agreement with Apartment Investment and Management Company. The terms, conditions and provisions of this Agreement (including all rights hereunder of the Executive as to compensation, bonus, advance payments and benefits) shall continue unabridged during the period of consulting, except that: (i) Section 2(a) shall be deleted and the remainder of Section 2 shall be modified by this
Section 2(e) and (ii) references to salary (and Base Salary) in Section 4(a) and elsewhere in this Agreement shall be deemed to refer to a consulting fee (and Base Consulting Fee), and such Base Consulting Fee shall be paid to the executive in twelve monthly installments, payable on the first day of each calendar month. The "Employment Period" shall be deemed to include the period during which the Executive is obligated to provide consulting services hereunder and therefore, to the extent permitted by law, the conversion shall not be deemed a termination or resignation for any purpose and, if the law requires that the conversion be treated as a termination, then the Company must provide the Executive with benefits equivalent to those he would have received had there been no termination. The Executive shall not be obligated to consult for more than five days or portions of a day in any calendar month.

SECTION 3. KEY MAN LIFE INSURANCE

         The Company shall have the right to place a "key man" life insurance policy, providing a death benefit of up to $15,000,000 upon the life of the Executive, for which the Company is the beneficiary (the "Key Man Insurance Policy"). In connection therewith, the Executive hereby authorizes the Company, at its sole cost and expense, to purchase and maintain upon the life of the Executive such insurance policy, and agrees to submit to such reasonable medical examinations, and to provide and/or consent to the release of such medical information, as may be necessary or desirable in order to secure the issuance thereof. Except as may be required in order to obtain insurance coverage as described in this Section 3, any and all information about Executive's health or medical records shall be kept confidential by the Company and shall not be disclosed by the Company to any party without the Executive's prior written consent.

SECTION 4. COMPENSATION

         As full compensation for his services hereunder, the Company shall pay, grant, issue or give, as the case may be, to the Executive the compensation and benefits specified below:

         (a) BASE SALARY. Subject to the provisions of Sections 7 and 8, a base salary at the rate of $1,000,000 per annum ("Base Salary"), which Base Salary shall be paid to the Executive in accordance with the customary executive payroll policy of the Company as in effect from time to time; provided, however, that the Base Salary, as in effect at any time and from time to time, may be further increased by action of the Board of Directors; and further provided, however, that in no event shall the Base Salary be decreased at any time or from time to time without the prior consent of the Executive, which consent may be granted or withheld in the Executive's sole discretion.

         (b) SIGNING BONUS. The Executive shall be paid a non-refundable Signing Bonus of $146,000 simultaneously with the execution and delivery of this Agreement. This amount is intended to adjust the Executive's total Base Salary to an annual rate of $1,000,000 for the period commencing June 1, 1999.

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         (c) ANNUAL PERFORMANCE BONUS UNDER EXECUTIVE PERFORMANCE INCENTIVE
PLAN. With respect to each calendar year during the Employment Period, the Executive shall be paid a bonus (the "EPIP Bonus") under the Company's Executive Performance Incentive Plan (the "EPIP") having a "Performance Target" equal to $2,000,000, and an "Exceptional Performance Target" equal to $3,000,000, based upon his performance against objectives determined in accordance with the EPIP. The Compensation Committee will meet with the Executive not later than March 30th of each calendar year to determine the objectives to be met in order to achieve the Performance Target and the Exceptional Performance Target for such calendar year. To the extent that the Executive achieves objectives that exceed 50% of the Performance Target, but are less than the Performance Target, the amount of the Performance Bonus shall be pro-rated. The EPIP Bonus shall also be pro-rated if the Executive achieves objectives that exceed the Performance Target but are less than the Exceptional Performance Target. The Executive shall not receive an EPIP Bonus if less than 50% of the Performance Targets are achieved. The Executive's EPIP Bonus for each calendar year, if any, shall be payable by February 28th of the following year.

         (d) ADDITIONAL PERFORMANCE BONUS. In addition to the EPIP Bonus, with respect to each calendar year during the Employment Period, the Executive shall be paid an additional performance bonus (the "Additional Performance Bonus") based on his performance against the Exceptional Performance Target developed for the EPIP Bonus for such year. The Exceptional Performance Target amount for such bonus shall be $1,000,000. To the extent that the Executive achieves objectives that exceed the Performance Target, but are less than the Exceptional Performance Target, the amount of the Additional Performance Bonus shall be pro-rated. The Executive's Additional Performance Bonus for each calendar year, if any, shall be payable by February 28th of the following year.

         (e) DISCRETIONARY BONUS. In addition to the EPIP Bonus and the Additional Performance Bonus, the Compensation Committee may also elect to pay the Executive such additional amounts in respect of his performance in a calendar year during the Employment Period as it shall determine are appropriate.

         (f) QUARTERLY ADVANCE PAYMENTS. The Company shall pay $375,000 (each such payment being herein referred to as an "Advance") to the Executive on the first day of each calendar quarter during each calendar year of the Employment Term, commencing as of the Effective Date. The four Advances paid during each year shall be recoupable from all cash amounts paid by the Company in respect of that calendar year as payment(s) in respect of real estate promote participations, interests or assignments; an EPIP Bonus payment, an Additional Performance Bonus payment, a discretionary bonus payment pursuant to Section 4(e), a cash payment in connection with the equity grants described in Section 4(h), and/or an Extraordinary Transaction Payment or Material Asset Disposition Bonus (each as defined below) and any other cash amount payable by the Company in respect of the year in which such Advances are made other than base salary.

         (g) STOCK OPTIONS. On January 14, 2000, the Executive was granted an option and a warrant exercisable for an aggregate of 1,000,000 shares of Common Stock of the Company, having an exercise price of $8.00 per share of the Company's Common Stock (the "Signing Grant").

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         (h) EQUITY GRANTS.

         (i) The Executive shall have the right to receive equity interests ("Equity Grants") in certain subsidiaries or affiliates of the Company ("New Investment Entities" and "New Operating Entities") as defined in the Equity Grant Resolution which is attached as Exhibit A hereto. The terms, eligibility, vesting rules and conditions of the Equity Grants are as set forth in the Equity Grant Resolution.

         (ii) SECTION 83(B) ELECTION. If the Executive shall determine to make an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, in connection with any equity interests granted to the Executive pursuant to this
                  Section 4(h), the Company and it affiliates shall cooperate with the Executive in making such election.

         (i) CO-INVESTMENT PROGRAMS. During the Employment Period, the Executive shall continue to participate in the Company's co-investment programs on the basis currently in place or as may be amended by the Compensation Committee of the Company.

         (j) EXTRAORDINARY TRANSACTION, INFLUENCE CHANGE EVENT, OR EXTRAORDINARY STOCK EVENT. Upon the occurrence of an Extraordinary Transaction, an Influence Change Event, or an Extraordinary Stock Event, the Company shall, in addition to remaining obligated under the terms of this Agreement, immediately before the Extraordinary Transaction, Influence Change Event, or Extraordinary Stock Event, pay the Executive a payment (the "Extraordinary Transaction Payment") equal to one percent (1%) of the total equity market capitalization of the Company on the date the Extraordinary Transaction, the Influence Change Event, or the Extraordinary Stock Event occurred. Notwithstanding the foregoing, (A) the Company shall not be obligated to make any payment under this Section 4(j) (or under Section 8(b)(iii)) with respect to a matter if it must also make a payment with respect to such matter under Section 4(k) and (B) no more than one payment shall be made under this Section 4(j) (or under Section 8(b)(iii)) with respect to any single matter, regardless of whether that matter qualifies as more than one of an Extraordinary Transaction, an Influence Change Event, or an Extraordinary Stock Event.

         (k) MATERIAL ASSET DISPOSITION BONUS. In the event of a Material Asset Disposition, as defined below, in consideration of the services performed by the Executive and consistent with the prior terms of the Executive's employment, the Company (or, in the case of clause (iii) below, the spin-off entity or, in default thereof, the Company) shall pay to the Executive immediately before the consummation of such Material Asset Disposition, a cash bonus equal to one percent (1%) of the consideration (valued as set forth below) received by the Company or its shareholders as a result of such Material Asset Disposition. A "Material Asset Disposition" as used herein means, without duplication for the same matter: (i) a transaction which results in a majority of the equity interest in the Company being beneficially owned by any "person" or "persons," including any "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than any of the Company's present Affiliates; (ii) a sale or series of sales by the Company of subsidiaries, divisions or assets (other than marketable securities), or operating businesses, regardless of size; (iii) a spin off, or series of spin offs, of any of the Company's divisions, operating businesses or subsidiaries which is followed by a subsequent

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Extraordinary Transaction (as defined above, but with reference to the spun off entity rather than the Company) of the subsidiary, division or business spun off within five years following such spin off; (iv) any transaction which results in any one or more of the Company's divisions, subsidiaries or operating businesses, being owned by a third party. In the event a Material Asset Disposition is consummated in one or more steps, including, without limitation, by way of second-step merger, any additional consideration paid or to be paid in any subsequent step in the Material Asset Disposition in respect of (x) subsidiaries, divisions, assets (other than marketable securities), or operating businesses of the Company and (y) capital stock of the Company (and any securities convertible into, or options, warrants or other rights to acquire, such capital stock) shall be included for purposes of calculating the bonus payable pursuant to this Section (i). "Consideration" shall not include the assumption, directly or indirectly, or repayment of indebtedness or other liabilities of the Company but shall include the assumption, directly or indirectly, or repayment of securities similar to the IFG Trust Convertible Preferred Securities now outstanding. If all or a portion of the consideration paid in the Material Asset Disposition is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Material Asset Disposition is consummated as mutually agreed upon in good faith by the Company's Board of Directors and the Executive. If the Board of Directors and the Executive are unable to come to agreement on the fair market value of such non-cash consideration following the provisions of this
Section 4(k), then, at the request of either, an independent valuation expert agreeable to both shall be appointed to determine the fair market value of such non-cash consideration, and the determination of such independent expert shall be binding on both the Executive and the Company. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation of the Material Asset Disposition, then the value of such securities shall be determined by the closing or last sales price thereof on the date of the consummation of the Material Asset Disposition; provided, however, that if such non-cash consideration consists of newly-issued, publicly-traded common stock, options, warrants or rights for which no public trading market existed prior to the consummation of the Material Asset Disposition, then the value thereof shall be the average of the closing prices for the 20 trading days subsequent to the fifth trading day after the consummation of the Material Asset Disposition. In such event, the portion of the bonus payable to the Executive pursuant to this Section (i) attributable to such securities shall be paid on the 30th trading day subsequent to consummation of the Material Asset Disposition. If no public market exists for the common stock, options, warrants or other rights issued in the Material Asset Disposition, then the value thereof shall be as mutually agreed upon in good faith by the Company's Board of Directors and the Executive. If the non-cash consideration paid in the Material Asset Disposition consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Material Asset Disposition or exists thereafter), the value hereof shall be the face or principal amount, as the case may be. Any amounts payable by a purchaser to the Company, any shareholder of the Company or any Affiliate of either the Company or any shareholder of the Company in connection with a non-competition, employment, consulting, licensing, supply or other agreement shall be deemed to be part of the consideration paid in the Material Asset Disposition. If all or a portion of the consideration payable in connection with the Material Asset Disposition includes contingent future payments, then the Company shall pay to the Executive, upon consummation of such Material Asset Disposition, an additional cash fee, determined in accordance with this Section 4(k) as, when and if such contingency payments are

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received. However, in the event of an installment purchase at a fixed price and a fixed time schedule, the Company agrees to pay the Executive, upon consummation of the Material Asset Disposition, a cash fee determined in accordance with this Section 4(k) based on the present value of such installment payments using a discount rate of 6.5%. For purposes of this Section 4(k), in no case shall the "consideration" received by the Company be greater than the total market capitalization of the Company at the time of the Material Asset Disposition.

         (l) FRINGE BENEFIT PROGRAMS. In addition to the other benefits provided to the Executive hereunder and to the extent he satisfies the eligibility requirements thereof and to the extent permitted by law, participation in fringe benefit programs made available to senior executives and to employees or independent contractors of the Company, including, without limitation, pension, profit sharing, stock purchase, savings, bonus, disability, life insurance, health insurance, hospitalization, dental, deferred compensation and other plans and policies authorized on the date hereof or in the future. The Executive's level of participation in all such plans and benefits shall be commensurate with his status as the most senior executive of the Company.

         (m) EXPENSE REIMBURSEMENT. Reimbursement of the Executive for all out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, and business related mobile or cellular phone expense in accordance with the Company's written policies and procedures, all upon the presentation of appropriate documentation therefore in accordance with the then regular procedures of the Company.

         (n) PERQUISITES. In addition to the other benefits provided to the Executive hereunder, and at the sole cost and expense of the Company, except as otherwise provided in Section 7(d), the Company shall provide to the Executive:

         (i) $3,750 on the first day of each month, for car and driver expenses; and

         (ii) full reimbursement for expenses incurred in respect of professional continuing education.

         (o) DISABILITY PROTECTION. Subject to the provisions of Sections 7 and 8 hereof, the Company will provide to the Executive disability insurance coverage identical to the disability insurance coverage provided to senior executives of the Company from time to time at the Company's sole cost and expense.

         (p) PARACHUTE LIMIT. Notwithstanding anything else herein, to the extent the Executive would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on such amounts or benefits received from the Company required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code (the "Parachute Payments "), the amounts of any Parachute Payments shall be automatically reduced as described herein to an amount one dollar less than an amount that would subject the Executive to the excise tax under Section 4999 of the Code (the "Parachute Limit"); provided, however, that this Section 4(k) shall apply only if the reduced Parachute Payments to be received by Executive (after taking into account further reductions for applicable federal, state and local income, social security and other taxes) would be greater than the

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unreduced Parachute Payments to be received by the Executive minus (i) the excise tax payable under Section 4999 of the Code with respect to such Parachute Payments and (ii) all applicable federal, state and local income, social security and other taxes on such Parachute Payments. The foregoing reduction shall be applied to the Parachute Payments as follows: (i) first by reducing the amounts payable under Section 4(f) (if such amounts are included in such computation) until such amounts have been exhausted up to the Parachute Limit,
(ii) then by reducing any such other amounts and benefits (other than awards described in (iii) below) as determined by the Company, and (iii) notwithstanding anything contained herein or in an option, warrant or restricted stock agreement, award or plan relating to the Executive then, on a pro-rata basis up to the Parachute Limit, by failing to accelerate the vesting (without affecting the right to vest) upon a change in ownership or effective control or change in ownership of a substantial portion of assets (as described in Code
Section 280G(b)(2)(A)(i)) of any unvested awards of shares of restricted stock of the Company previously granted to the Executive and options or warrants to purchase shares of the Company previously granted to the Executive. Notwithstanding the foregoing, the Company shall treat any of the amounts described in clauses (i) through (iii) in the preceding sentence as a Parachute Payment solely to the extent required by law.

         (q) REGISTRATION RIGHTS. The Company hereby agrees to continue the Executive's registration rights with respect to all of the securities of the Company beneficially owned by the Executive as set forth in the Registration Rights Agreement heretofore executed by the Executive and the Company.

         (r) GENERAL VESTING TERMS. In the event of (a) a termination of Executive's employment for any reason other than a Termination for Cause or a voluntary termination by the Executive, including, but not limited to a Death Termination Event, Disability Termination Event, Termination Without Cause, or in the event of (b) the occurrence of an Extraordinary Transaction, an Influence Change Event, or an Extraordinary Stock Event (whether or not resulting in a termination of Executive's employment), then all options and warrants (but not Equity Grants) that have been previously granted to the Executive (including, without limitation, the Signing Grant granted to the Executive under Section 4(g)) will immediately vest and be exercisable by the Executive. Nothing herein is intended to modify the separate vesting provisions that relate to the Equity Grants referred to in Section 4(h) above and set forth in Exhibit A.

         (s) PURCHASE OF INSURANCE. Provided Executive does not voluntarily terminate his employment during the Employment Period or is not subject to a Termination For Cause by the Company, the Company will continue, at the Company's sole cost, individual and dependent care health insurance coverage on the Executive through the Employment Period, or through the date three years from the Effective Date, whichever is later, and, following Executive's cessation of employment with the Company for any reason, (i) thereafter, the Executive shall have the right to continue, at the Executive's sole cost, any or all life insurance policies on the life of the Executive maintained by the Company during the Employment Period and to determine the beneficiaries and owners thereof, and (ii) thereafter, the Executive and his dependents shall have the right to purchase from or through the Company or its successor, at the Executive's or his dependents' sole cost, individual and dependent care health insurance coverage upon terms and conditions identical to the terms and conditions upon which health insurance coverage is provided to employees of the Company and their dependents. Notwithstanding anything in this

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Agreement to the contrary, the provisions of this Section 4(1) shall continue regardless of the cessation of the Executive's employment with the Company. In the case of the death of the Executive, whether during or after the Employment Period, the rights under Section 4(1)(ii) of the persons who were the Executive's dependents at the time of his death shall continue in fill force and effect for the duration of each of their lives.

SECTION 5. REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE EXECUTIVE

         The Executive represents and warrants to the Company as follows:

         (a) He is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and

         (b) He is able to perform the essential functions of his duties hereunder with or without reasonable accommodations.

SECTION 6. NON-SOLICITATION: CONFIDENTIALITY

         (a)      NON-SOLICITATION.

                  (1) In recognition of the close personal contact the Executive has or will have with the Company's and its affiliates' trade secrets, confidential information, records and business relationships, and the position of trust in which the Company holds the Executive, the Executive further covenants and agrees that while the Executive is employed by the Company and for a period lasting for one (1) year following the date of cessation of the Executive's employment with the Company, the Executive will not, if such action would have a material adverse effect on the Company, in direct competition with the Company (where competition is measured as of the date the Executive ceases to be employed by the Company), either for himself or as an officer, director, employee, agent, representative, independent contractor or in any relationship to any person, partnership, corporation, or other entity (except the Company or its Affiliates or subsidiaries), solicit, directly or by assisting others, business from any of the Company's customers or clients who were customers or clients of the Company as of the date of the cessation of the Executive's employment and with whom the Executive has had material contact (as defined below) during the twelve (12) month period preceding the date of cessation of the Executive's employment with the Company in the event of a cessation of employment with the Company or, absent such cessation, during the twelve (12) month period preceding the solicitation, for the purpose of providing goods or services to said customers and clients. For purposes of this Agreement, "material contact" exists between the Executive and any of the Company's

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                           customers or clients (i) with whom the Executive
                           actually dealt; or (ii) whose dealings with the Company were handled, coordinated or supervised by the Executive; or (iii) about whom the Executive obtained confidential information in the ordinary course of business through the Executive's association with the Company.

                  (2) The Executive covenants and agrees that, for a period ending on the second anniversary of the date on which the Executive's employment with the Company ceases, the Executive will not solicit any employee, broker or sales person of the Company, or any of its respective subsidiaries or affiliates to leave their employ for the employ of a person or entity which directly competes with the Company, or any of its respective subsidiaries or affiliates.

                  (3) The Executives covenants and agrees that he will not, either for himself or as an officer, director, employee, agent, representative, or independent contractor of any person, partnership, corporation, or other entity (except the Company or its Affiliates or subsidiaries), interfere with any contract that exists between the Company and any customers or clients of the Company as of the effective date of this Agreement.

         The Executive acknowledges that the foregoing provisions are intended to protect the Company's and its subsidiaries' and Affiliates' business and customer contacts, not to prevent the Executive from pursuing a livelihood in the general area of his previous training, and they should be interpreted accordingly.

         (b) CONFIDENTIALITY. All confidential information which the Executive may now possess, may obtain during or after his employment with Company, or may create prior to the end of his employment with the Company or otherwise relating to the business of the Company or any of its subsidiaries or affiliates or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, either during or after the cessation of his employment, or used by him except during his employment with the Company in the business and for the benefit of the Company and its subsidiaries and Affiliates. In addition, the Executive agrees not to disclose, publish or make accessible to any other person, from and after the date of this Agreement, during the Employment Period or at any time thereafter, any of the terms or provisions of this Agreement, except the Executive's accountants or legal counsel who need such information to advise him, prepare his tax returns, make required filings, represent him and the like; provided, however, that the Executive will be responsible for causing any such accountants and legal counsel to be aware of and to abide by the obligations contained in this Section 6(b) and will be responsible for any breach of such obligations by any of them. In the event that the Executive becomes legally compelled to disclose any of the confidential information, the Executive will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive in writing compliance with the provisions of this Section 6(b) and in the event that such protective order or other remedy is not obtained, or should the Company waive in writing compliance with the provisions of this Section 6(b), the Executive will furnish only that portion of the confidential information which is so legally required. The Executive shall return all tangible evidence of such confidential information to the General Counsel of the Company prior to or at the cessation of his employment.

         (c) INTERPRETATION. Since a breach of the provisions of this Section 6 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach and the Company shall not be required to post a bond in any proceeding brought for such purpose. The Executive agrees that the provisions of this Section 6 are necessary and reasonable to protect the Company in the conduct of its businesses. If any restriction contained in this Section 6 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies, at law or in equity, for such breach or threatened breach.

         (d) INVESTORS. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall restrict the right of the Executive to solicit or receive, on his own behalf or on behalf of others, any investment or any funds in any form from any person, regardless of whether such person is an investor in the Company or in any current or former affiliate of the Company.

SECTION 7. TERMINATION

         (a) DEFINITIONS.

                  (i) Death Termination Event. As used herein, "Death Termination Event" shall mean the death of the Executive.

                  (ii) Disability Termination Event. As used herein, "Disability Termination Event" shall mean a circumstance where the Executive is physically or mentally incapacitated or disabled and is unable to fully discharge his duties hereunder for a period of 185 consecutive days. Any dispute regarding whether the Executive has incurred physical or mental incapacity or disability shall be resolved by an independent medical doctor mutually agreeable to the Company and the Executive.

                  (iii) Estate. As used herein, "Estate" shall mean (A) in the event that the last will and testament of the Executive has not been probated at the time of determination, the estate of the Executive and (B) in the event that the last will and testament of the Executive has been probated at the time of determination, the legatees of the Executive who are entitled under such will to the assets or payments at issue.

                  (iv) Termination For Cause. As used herein, the term "Termination For Cause" shall mean the termination by the Company of the Executive's employment hereunder upon a good faith determination by a majority vote of the members of the Board of Directors of the Company that termination of this Agreement is necessary by reason of (A) the Executive's conviction of a felony, (B) the Executive's commission of an Act, or his failure to take any action, in bad faith and to the material detriment of the Company, and the Executive's failure to cure such act or failure within 30 days after the Company sends written notice thereof, or (C) the Executive's breach in a material way of any material term of this Agreement and failure to correct such breach within 30 days after the Company sends written notice thereof.

                  (v) Termination Without Cause. As used herein, "Termination Without Cause" shall mean any termination of the Executive's employment by the Company hereunder that is not a Termination For Cause, a Death Termination Event or a Disability Termination Event, and shall include, without limitation, a termination of the Executive's employment hereunder due to the scheduled expiration of the Employment Period on the date three years from the Effective Date or (as contemplated by Section 8(b)(i)), an Extraordinary Transaction, an Influence Change Event, or an Extraordinary Stock Event.

         (b) DEATH TERMINATION EVENT. Upon the occurrence of a Death Termination Event, this Agreement shall terminate automatically upon the date that such Death Termination Event occurred (subject to the last sentence of this Section
7), whereupon the Executive's estate shall receive the consideration set forth in Sections 4(a), and 4(n)(i) and (ii), through the date three years from the Effective Date. In addition, the Executive's Estate shall be entitled to receive the payments contemplated by Section 4(j) and Section 4(k) if the event giving rise to such payment occurs, or a definitive agreement regarding such event is executed, before or within 180 days after the Death Termination Event.

         (c) DISABILITY TERMINATION EVENT. Upon the occurrence of a Disability Termination Event, this Agreement shall terminate automatically upon the date that such Disability Termination Event occurred (subject to the last sentence of this Section 7), whereupon (i) the Company shall continue to pay seventy-five percent (75%) of the then-current Base Salary to the Executive for twice the period equal to the remaining term of the Employment Period (such calculation will be determined upon the assumptions: (A) that the Employment Period will not be terminated prior to the date three years from the Effective Date, and (B) that the remaining term of the Employment Period will not in any event be less than two years), (ii) the Company shall continue to provide to the Executive the disability protection contemplated by Section 4(m) of this Agreement until such time as the Executive elects to discontinue such coverage, (iii) the Company will arrange for the Executive (x) to have the ability to maintain the Key Man Insurance Policy thereafter at the sole expense of the Executive, and (y) to designate the beneficiaries thereof, in each case to the exclusion of the Company and as promptly as practicable after such termination, and (iv) the Executive shall receive the consideration set forth in Sections 4(c) and 4(n)(i) and (ii) through the date three years from the Effective Date. In addition, the Executive shall be entitled to receive the payments contemplated by Section 4(j) and Section 4(k) if the event giving rise to such payment occurs, or a definitive agreement regarding such event is executed, before or within 185 days after the Disability Termination Event.

         (d) TERMINATION FOR CAUSE. The Executive and the Company agree that the Company shall have the right to effectuate a Termination for Cause prior to the date three years from the Effective Date. Upon the occurrence of a Termination For Cause, this Agreement will terminate upon the date of that such Termination For Cause occurs (subject to the last sentence of this Section 7), whereupon (i) the Executive shall be entitled to receive the Base Salary, as then in effect, to and including the date that such Termination for Cause occurs, and (ii) the Company will arrange for the Executive (x) to have the ability to maintain the Key Man Insurance Policy thereafter at the sole expense of the Executive, and
(y) to designate the beneficiaries thereof, in each case to the exclusion of the Company and as promptly as practicable after such termination.

         (e) TERMINATION WITHOUT CAUSE. Upon the occurrence of a Termination Without Cause, this Agreement shall terminate upon the date that such termination occurs (subject to the last sentence of this Section 7), whereupon
(i) the Company shall (A) in the event that such termination is not by reason of an Extraordinary Transaction, an Influence Change Event, or an Extraordinary Stock Event, continue to pay to the Executive the then-current Base Salary for the period ending three years after the Effective Date, and (B) in the event that such termination is by reason of an Extraordinary Transaction, an Influence Change Event, or an Extraordinary Stock Event, the Company shall pay to the Executive the Extraordinary Transaction Payment (as defined in Section 4(j)) in accordance with the provisions of Section 8, and (ii) the Company shall continue to provide to the Executive the disability protection contemplated by Section 4(m) of this Agreement until such time as the Executive elects to discontinue such coverage, and (iii) the Company will arrange for the Executive (x) to have the ability to maintain the Key Man Insurance Policy thereafter at the sole expense of the Executive, and (y) to designate the beneficiaries thereof, in each case to the exclusion of the Company and as promptly as practicable after such termination. In addition, in any of the foregoing events, the Company shall continue, during the three-year period following such termination, to pay the Executive the amounts and benefits set forth in Sections 4(n)(i) and (ii). Also, the Executive shall be entitled to receive the payments contemplated by Section 4(j) and Section 4(k) if the event giving rise to such payment occurs, or a definitive agreement regarding such event is executed, on or before the date three years from the Effective Date.

         Notwithstanding anything in this Agreement to the contrary, (i) Sections 3, 4(p), 4(q), 5, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20
and 21 of this Agreement shall survive any termination of this Agreement or of the Executive's employment hereunder until the expiration of the statute of limitations applicable hereto; and (ii) the Company will pay to the Executive (or the Estate), regardless of the termination of this Agreement for any reason other than a Termination For Cause, any amounts pursuant to Sections 4(j), 4(k) and 8(b) with regard to Material Asset Disposition, Extraordinary Transaction, Extraordinary Stock Event, or Influence Change Event (A) where definitive agreements regarding such transaction have been executed before the termination of this Agreement or (B) in the event of a Termination Without Cause, where the event giving rise to such payment occurs, or a definitive agreement regarding such event is executed, on or before the date three years from the Effective Date.

         (f) ADDITIONAL PAYMENT OBLIGATIONS. Upon the termination of the Employment Period for any reason: (a) the Executive will be entitled to receive any benefits then vested, and to make all elections and receive all rights, under all employee benefit, pension, profit sharing, insurance and other plans in which the Executive participated in accordance with the provisions of the plan concerned; and (b) the Executive will be entitled to receive all accrued and unused vacation pay as limited in accordance with Company policy, and the payment of all business expenses that have not been reimbursed, at the time of such termination. Anything contained herein to the contrary notwithstanding, the obligations of the Company to make payments to the Executive in accordance with this Agreement shall survive any termination of the Employment Period or this Agreement.

SECTION 8. EXTRAORDINARY TRANSACTION

         (a) DEFINITIONS.

                  (i) Extraordinary Transaction. As used herein, "Extraordinary Transaction" shall mean the occurrence of any one or more of the following:

                           (1) the Company ceases to be required to file reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor to that Section;

                           (2) a majority of the members of the Board of Directors of the Company are not persons who
                                    (a) had been directors of the Company for at least the preceding 12 consecutive months or
                                    (b) when they initially were elected to the Board (x) were nominated (if they were elected by the stockholders) or elected (if they were elected by the directors) with the affirmative vote of two-thirds of the directors who were Continuing Directors at the time of the nomination or election by the Board and (y) were not elected as a result of an actual or threatened solicitation of proxies or consents by a person other than the Board of Directors of the Company or an agreement intended to avoid or settle such a proxy solicitation (the directors described in clauses (a) and (b) being "Continuing Directors");

                           (3) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any of its present affiliates (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) ("Affiliates"), or any employee benefit plan of the Company or any of its present Affiliates) is or becomes the "beneficial owner" (as defined in Rule 13(d)
                                    (3) under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                           (4) the purchase of Common Stock of the Company ("Common Stock") pursuant to any tender or exchange offer or otherwise made by any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any of its present Affiliates, or any employee benefit plan of the Company or any of its present Affiliates, which results in "beneficial ownership" (as so defined) of 30% or more of the outstanding Common Stock;

                           (5) the execution and delivery of a definitive agreement by the Company that provides for a merger or consolidation, or a transaction having a similar effect (unless such merger, consolidation or similar action is with a subsidiary of the Company or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of the Company's outstanding Common Stock at such time), where (A) the majority of the Common
                                    Stock of the Company is no longer held by the persons who were the stockholders of the Company immediately prior to the transaction, (B) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, but excluding the trading of marketable securities held as portfolio securities or
                                    (C) the Company's Common Stock is converted into cash, securities or other property (other than the common stock of a company into which the Company is merged), provided, however, that, in the event that the contemplated merger, consolidation or similar transaction is not consummated, then any rights that may arise under this paragraph (5) by virtue of such Change of Control shall not apply;

                           (6) upon the consummation of any transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise;

                           (7) the election to the Board of Directors of the Company, by vote of the stockholders of the Company, of one individual under circumstances where (A) the Board of Directors of the Company, after such election, is comprised of one individual, and (B) all of the Farkas Shares (as defined in Section 8(a)(iii)) at the time of such election were not voted for such election to the Board of Directors of the Company of such individual;

                           (8) the appointment to the Board of Directors of the Company, by vote of the Board of Directors of the Company, of one individual under circumstances where (A) the Board of Directors of the Company, after such appointment, is comprised of one individual, and (B) the Executive did not so vote for such appointment to the Board of

                                    Directors of the Company of such individual, either because the Executive was not a Director of the Company at such time or because the Executive did not vote affirmatively for the appointment to the Board of Directors of the Company of such individual;

                           (9) the election to the Board of Directors of the Company, by the stockholders of the Company, of one or more individuals under circumstances where (A) the Board of Directors of the Company, after such election, is comprised of more than one individual under the By-Laws of the Company, as then in effect, and (B) a majority of the Directors of the Company in office after such election did not receive Executive Approval (as defined in Section 8(a)(ii)); or

                           (10) the appointment to the Board of Directors of the Company, by vote of the Board of Directors of the Company, of one or more individuals under circumstances where (A) the Board of Directors of the Company, after such appointment, is comprised of more than one individual under the By-Laws of the Company, as then in effect, and (B) a majority of the Directors of the Company in office after such appointment did not receive Executive Approval.

                  (ii) Executive Approval. As used herein, the term "Executive Approval" shall mean, with respect to any member of the Board of Directors of the Company in office at the time of determination, (A) if such individual is not then a member of the Board of Directors of the Company by virtue of election to the Board of Directors of the Company by vote of the stockholders of the Company, the Executive, as a Director of the Company, voted for the appointment of such individual to the Board of Directors of the Company pursuant to which such individual is then a member of the Board of Directors of the Company, and
                           (B) if such individual is then a member of the Board of Directors of the Company by virtue of election to the Board of Directors of the Company by vote of the stockholders of the Company, all of the Farkas Shares at the time of such election were voted in favor of the election of such individual to the Board of Directors of the Company pursuant to which such individual is then a member of the Board of Directors of the Company.

                  (iii) Farkas Shares. As used herein, the term "Farkas Shares," as of any time, shall mean the securities of the Company entitled to vote generally in the election of Directors of the Company as to which, at such time, the Executive had the sole power to vote or to direct the voting of.

                  (iv) Influence Change Event. As used herein "Influence Change Event" shall mean the occurrence of the loss by the Executive of any of the Board Positions or if the Executive's title, powers and duties within the Company or the Board of Directors of the Company have been diminished, in each case other than as a result of a Termination For Cause, without the prior written consent of the Executive.

                  (v) Extraordinary Stock Event. As used herein "Extraordinary Stock Event" shall mean either (i) the occurrence of more than fifteen (15%) percent of the outstanding securities of the Company entitled to vote in the election of directors of the Company being owned (by beneficial ownership, as such term is used in Section 13(d) of the Exchange Act, and the rules and regulations thereunder or otherwise) or acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Executive, a person over whom the Executive has the power to exercise a controlling influence exclusive of any other person, or a person whose beneficial ownership has been approved by the Executive in writing (such person being referred to herein as the "Acquiror") and the Acquiror either describes, is required to describe, or would be required to describe in the event that the Acquiror was subject to Section 13(d) of the Exchange Act, as in effect on the date hereof, any plans or proposals which it may have which relate to or would result in any of the events described in paragraphs (a) through
                           (j) of Item 4 of Schedule 13D, as in effect on the date hereof, in a Schedule 13D, or amendments thereto, filed with the Securities and Exchange Commission with respect to such ownership or acquisition or (ii) the occurrence of more than forty (40%) percent of the outstanding securities of the Company entitled to vote in the election of directors of the Company being owned (by beneficial ownership, as such term is used in Section 13(d) of the Exchange Act and the rules and regulations thereunder, or otherwise) or acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Exchange
                           Act), whether or not such ownership has been consented to by the Executive.

         (b) EXTRAORDINARY TRANSACTION: INFLUENCE CHANGE EVENT; EXTRAORDINARY STOCK EVENT. Upon the occurrence of either an Extraordinary Transaction, an Influence Change Event, or an Extraordinary Stock Event, (i) this Agreement may, at Executive's option exercised in writing, be terminated as of the date of such Extraordinary Transaction, Influence Change Event, or Extraordinary Stock Event, as the case may be (an "Extraordinary Transaction Termination"), (ii) in the event of such termination contemplated by the immediately preceding Section 8(b)(i), the provisions of Section 7(e) of this Agreement shall be in effect as of the date of such Extraordinary Transaction, Influence Change Event, or Extraordinary Stock Event, as the case may be, and (iii) whether or not there is such termination, the Company shall pay to the Executive, in immediately available funds, the Extraordinary Transaction Payment, as described in Section 4(j), immediately before the occurrence of such Extraordinary Transaction, Influence Change Event, or Extraordinary Stock Event, as the case may be.

SECTION 9. INDEMNIFICATION

         The Company hereby ratifies the indemnification of the Executive pursuant to the terms of an Indemnification Agreement between the Executive and the Company, dated as of September 21, 1998.

SECTION 10. NO MITIGATION.

         Anything contained herein to the contrary notwithstanding, if the Executive's employment is terminated for any reason, he shall in no event be required (i) to seek any other employment or take any other action by way of mitigation or otherwise with respect to the amounts payable to the Executive under this Agreement, or to pay any amounts to the Company that Executive may receive from any other employment or otherwise at any time after the termination of your employment (nor shall any such amounts be applied to reduce any payment which the Executive is entitled to receive from the Company), or to account to the Company for any such amounts.

SECTION 11. WITHHOLDING

         The Company shall be entitled to withhold from amounts payable to the Executive hereunder such amounts as may be required by applicable law to be so withheld.

SECTION 12. MODIFICATION

         This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, including, without limitation, the Employment Agreement dated August 3, 1998 between the Executive and Insignia/ESG Holdings, Inc. This Agreement may be modified only by a written instrument duly executed by each party.

SECTION 13. NOTICES

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble to this Agreement (or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 13). Notice to the Estate shall be sufficient if addressed to the Executive as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

SECTION 14. WAIVER

         Any waiver by either party of a breach of any provision of Agreement shall not operate as a waiver of any other breach of such provision or of any breach of any other provision of this

Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

SECTION 15. BINDING EFFECT

         The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors.

SECTION 16. ASSIGNMENT; THIRD PARTY BENEFICIARIES

         The Company may only assign this Agreement and its rights and obligations hereunder: (a) to any entity controlled by, controlling or under common control with the Company; or (b) to any entity which, by way of merger, consolidation or sale of substantially all of the assets of the Company becomes a successor to the Company, so long as such successor assumes in writing the Company's obligations hereunder.

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement; provided, however, that notwithstanding any provision of this Agreement to the contrary, each of the successors, spouse, issue, legatees, estate, administrators, executors, and legal representatives of the Executive shall be entitled to rely upon and to enforce this Agreement as a third party beneficiary hereof.

SECTION 17. HEADINGS

         The headings in this Agreement are solely for convenience of reference, and shall be given no effect in the construction or interpretation of this Agreement.

SECTION 18. ENFORCEMENT

         Should the Executive sue to enforce any of his rights under this Agreement and should the Executive prevail on any issue in such suit, then the Company shall pay all the Executive's costs of such suit (including attorneys fees and disbursements). If any taxes are imposed on such payment, the Company shall make such additional payments to the Executive as may be necessary, so that after deducting the taxes imposed on all payments made to the Executive pursuant to this paragraph, the Executive is left on an after tax basis with an amount equal to his claim for indemnification prior to the payments described in this sentence.

SECTION 19. COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 20. GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the conflict of law provisions thereof.

SECTION 21. WAIVER OF TRIAL BY JURY

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALING BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIPS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS

WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO THE TRIAL BY THE COURT.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                            INSIGNIA FINANCIAL GROUP, INC.

                                            By: /s/ Adam B. Gilbert
                                            -----------------------------------
                                            Name: Adam B. Gilbert
                                            -----------------------------------
                                            Its: Executive Vice President
                                            -----------------------------------

                                            EXECUTIVE

                                            /s/Andrew L. Farkas
                                            -----------------------------------
                                            Name: Andrew L. Farkas

EXHIBIT A

                       ACTION BY UNANIMOUS WRITTEN CONSENT

                                       OF

                           THE COMPENSATION COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                         INSIGNIA FINANCIAL GROUP, INC.

                                January 14, 2000

         THE UNDERSIGNED, being the members of the Compensation Committee of the Board of Directors of Insignia Financial Group, Inc., a Delaware corporation (the "Company"), in accordance with Section 141 of the General Corporation Law of the State of Delaware, hereby consent to the taking of the following actions and direct that this consent be filed with the minutes of the Company.

                  WHEREAS, the Compensation Committee of the Board of Directors of the Company wishes to empower Andrew L. Farkas, in his capacity as Chief Executive Officer of the Company (the "CEO"), to direct and participate in the grants of equity interests in certain subsidiaries of the Company on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, BE IT:

                  RESOLVED, that for purposes of these resolutions, the following terms have the meanings set forth below:

                           "Award" means a grant (by means of direct or indirect
                  transfer, contractual arrangement or otherwise) of Base NIE Equity or Base NOE Equity pursuant to these resolutions.

                           "Base NIE Equity" means, with respect to any New
                  Investment Entity, the equity interests, in whatever kind or form, issued to or held by the Company or one or more of its subsidiaries in exchange for or as a result of their actual or deemed (for accounting purposes) contributions to the equity capital of such New Investment Entity, regardless of whether such contributions are made in the form of cash, tangible property or other assets (such as services).

                           "Base NOE Equity" means, with respect to any New
                  Operating Entity, the equity interests, in whatever kind or form, issued to or held by the Company or one or more of its subsidiaries in exchange for or as a result of their actual or deemed (for accounting purposes) contributions to the equity capital of such New Operating Entity, regardless of whether such contributions are made in the form of cash, tangible property or other assets (such as services), but only to the extent that the total amount of such contributions does not exceed $7,500,000 (or such greater amount as may be approved by the Compensation Committee).

                           "Change of Control" means, with respect to any New
                  Operating Entity, any of the following events, provided such event occurs following satisfaction of the Third-Party Investment Condition: (i) the sale of all or substantially all of the outstanding equity securities of such New Operating Entity (or any successor thereto) to one or more persons or entities not controlled by the Company; or (ii) a merger, consolidation or similar transaction involving such New Operating Entity (or any successor thereto) if as a result thereof the equityholders of such New Operating Entity immediately prior to such transaction own equity securities representing less than 50% of either the common equity securities of the surviving or resultant entity or the combined voting power of all outstanding securities of the surviving or resultant entity.

                           "Exchange Act" means the Securities Exchange Act of
                  1934, as amended.

                           "Liquidity Event" means, with respect to any New
                  Operating Entity, any of the following events: (i) a sale by such New Operating Entity of all or substantially all of the assets of such New Operating Entity (or any successor thereto) to one or more persons or entities not controlled by the Company, in exchange for consideration consisting primarily of cash, Marketable Securities or a combination of both; (ii) a sale of all or substantially all of the outstanding equity securities of such New Operating Entity (or any successor thereto) to one or more persons or entities not controlled by the Company, in exchange for consideration consisting primarily of cash, Marketable Securities or a combination of both; (iii) the closing of an initial underwritten public offering of common equity securities of such New Operating Entity (or any successor thereto); (iv) a merger or consolidation of such New Operating Entity (or any successor thereto) with another entity, as a result of which the holders of the common equity securities of such New Operating Entity (or any successor thereto) receive consideration consisting primarily of cash, Marketable Securities or a combination of both; or (v) a liquidation of such New Operating Entity (or any successor thereto).

                           "Marketable Security" means any security (A) of a
                  class (or series of a class) that is (i) registered under
                  Section 12 of the Exchange Act and (ii) traded or listed on a national securities exchange or The NASDAQ Stock Market, or
                  (B) exchangeable or exercisable for or convertible into a security of a class (or series of a class) that is (i) registered under Section 12 of the Exchange Act and (ii) traded or listed on a national securities exchange or The NASDAQ Stock Market.

                           "Minimum Return Condition" means (A) with respect to
                  any New Investment Entity, the condition that the aggregate value of the distributions made by such New Investment Entity in respect of Base NIE Equity is at least equal to the aggregate amount of actual or deemed (for accounting purposes) contributions made to the equity capital of such New Investment Entity in exchange for the Base NIE Equity, plus an annual, compounded 10% return thereon; or (B) with respect to any New Operating Entity, the condition that the value of the portion of Base NOE Equity not subject to any outstanding Award (regardless of whether such Base NOE Equity is still owned by the Company or one or more of its subsidiaries at such time) is at least equal to the aggregate amount of actual or deemed (for accounting purposes) contributions made to the equity capital of such New Operating Entity in exchange for the Base NOE Equity, plus an annual, compounded 10% return thereon.

                           "New Entity" means a New Investment Entity or a New
                  Operating Entity, as the context requires.

                           "New Investment Entity" means any special purpose
                  entity initially capitalized (and controlled) by the Company or one or more of its subsidiaries on or after January 1, 2000 for the primary purpose of (i) making and/or holding a minority, non-controlling investment by the Company in debt and/or equity securities (including securities such as warrants and options which may be received in exchange for services to be performed by the Company or one of its subsidiaries) of one or more other companies or business ventures not directly or indirectly controlled by the Company at the time of the initial investment by the Company, provided that the total actual or deemed (for accounting purposes) contributions to the equity capital of such special purpose entity does not exceed an amount authorized by the Board of Directors of the Company (either specifically or pursuant to a standing general grant of authority) or (ii) serving as a managing general partner (or in a similar capacity) of an entity that raises third-party capital to be invested in debt and/or equity securities of businesses not directly or indirectly controlled by the Company.

                           "New Operating Entity" means any operating entity (or
                  holding company of an operating entity) initially capitalized (and controlled) by the Company or one or more of its subsidiaries on or after January 1, 2000 for the primary purpose of engaging in a line of business which is outside of the scope of the traditional lines of business engaged in by the Company and its subsidiaries prior to June 1999, it being acknowledged that for this purpose all Internet-oriented lines of business fall into the category of a non-traditional line of business, provided that it is contemplated at the time of the formation of such entity that the capital to be invested in such entity by unaffiliated third parties will be greater than the capital invested in such entity by the Company.

                           "Third-Party Investment Condition" means, with
                  respect to any New Operating Entity, the condition that one or more persons or entities not controlled by the Company shall have made equity "investments" in such New Operating Entity in an aggregate amount at least equal to the aggregate amount of actual or deemed (for accounting purposes) contributions made to the equity capital of such New Operating Entity made by the Company and its subsidiaries in exchange for the Base NOE Equity. For this purpose, (i) the term "investments" shall be broadly interpreted to include any and all contributions of cash or property to the equity capital of such New Operating Entity, including pursuant to a merger or similar transaction or an initial underwritten public offering of the common equity securities of such New Operating Entity, and (ii) contributions of property other than cash shall be valued at fair market value at the time of contribution.

                           "Vesting Rules" means, with respect to any Award that
                  is required to comply with the "Vesting Rules" as provided in these resolutions, the following rules (all of which are subject to any contrary terms contained in any employment agreement between the Company (or one of its subsidiaries) and the recipient of the Award, which contrary terms shall control):

                  (1) Subject to the exceptions provided for in the following rules regarding delays, acceleration and forfeiture, the Award shall not vest (i.e., cease to be subject to forfeiture back to the Company) more rapidly than 1/48 per month on the last calendar day of each month, commencing with the month in which the applicable underlying investment was made or new business operating initiative was commenced.

                  (2) In the case of an Award of Base NOE Equity, (i) simultaneously with a Change of Control of the New Operating Entity to which the Award relates, the entire then unvested portion of the Award may vest, and (ii) simultaneously with the closing of an initial underwritten public offering of the common equity securities of the New Operating Entity to which such Award relates, 50% of the then unvested portion of such Award may vest, provided that the managing underwriter(s) of such offering do not object in writing to such accelerated vesting.

                  (3) If the applicable Award agreement so provides, the Award (or the applicable portion thereof) shall be deemed "Time Vested" once it has vested in accordance with Rules (1) and/or (2) above and will no longer be subject to forfeiture back to the Company as a result of termination of employment.

                  (4) Upon termination of all employment by the recipient with the Company and its subsidiaries for any reason (including death or disability), the entire portion of the Award which is not then Time Vested must be forfeited back to the Company; provided, however, that if the termination of employment is without cause and the applicable Award Agreement so provides, then the entire portion of the Award which is not then Time Vested will automatically become Time Vested (and thus not subject to forfeiture back to the Company as a result of termination of employment).

                  (5) Notwithstanding that the Award (or the applicable portion thereof) may have been Time Vested, the Award (or the applicable portion thereof) may not fully vest, and no non-forfeitable distributions or other payments may be made to the recipient in respect thereof, unless and until:

                           (A) if the Award relates to a New Investment Entity, the Minimum Return Condition has been satisfied; and

                           (B) if the Award relates to a New Operating Entity, both (x) a Liquidity Event has occurred and (b) the Minimum Return Condition has been satisfied; provided, however, that in the event that the Minimum Return Condition has not been satisfied within 360 days following the applicable Liquidity Event, the Company shall afford the recipient of the Award a fair opportunity (as determined by the Compensation Committee in good faith) to forfeit an appropriate portion of such Award back to the Company in lieu of actual satisfaction of the Minimum Return Condition, and if the recipient accepts such opportunity and forfeits the applicable portion of the Award, the Minimum Return Condition may be deemed satisfied; and further provided that if (i) the Minimum Return Condition is not satisfied (or deemed satisfied pursuant to the foregoing proviso) within the applicable period or (ii) at the time the Minimum Return Condition is satisfied (or deemed satisfied) the Third-Party Investment Condition has not been satisfied, the entire Award (including the Time Vested portion thereof) shall be forfeited back to the Company.


                  AND FURTHER RESOLVED, that from the date hereof and until the sooner of December 31, 2002 or such time as the CEO ceases to serve as the Chief Executive Officer of the Company for any reason, the CEO be, and he hereby is, empowered to make restricted grants (by means of direct transfer, contractual arrangement or otherwise), at any time and from time to time, of up to 25% (in the aggregate) of the Base NIE Equity in each New Investment Entity to one or more members of management or other key employees of the Company or one of its subsidiaries, including himself, upon such individual terms and in such percentage amounts as he deems appropriate under the circumstances; provided, however, that (i) the terms of each such Award must be set forth in a written document signed by both the Company and the recipient of such Award and (ii) with respect to any such Award granted to himself or which relates to 3.0% or more of the Base NIE Equity, the terms of such

         Award must comply with the Vesting Rules; and further provided that if all or any portion of any Award granted to any person other than the CEO is forfeited back to the Company (or one of its subsidiaries) in accordance with the terms of such Award, then the Base NIE Equity underlying the forfeited portion of such Award may be re-granted by the CEO pursuant to a new Award to any other then-eligible person under this resolution, including himself, subject to all of the foregoing applicable conditions, limitations and restrictions.

                  AND FURTHER RESOLVED, that from the date hereof and until the sooner of December 31, 2002 or such time as the CEO ceases to serve as the Chief Executive Officer of the Company for any reason, the CEO be, and he hereby is, empowered to make restricted grants (by means of direct transfer, contractual arrangement or otherwise), at any time and from time to time, of up to 30% (in the aggregate) of the Base NOE Equity in each New Operating Entity to one or more members of management or other key employees of the Company or one of its subsidiaries, including himself, upon such individual terms and in such percentage amounts as he deems appropriate under the circumstances; provided, however, that (i) the terms of each such Award must be set forth in a written document signed by both the Company and the recipient of such Award and (ii) with respect to any such Award granted to himself or which relates to 3.0% or more of the Base NOE Equity, the terms of such Award must comply with the Vesting Rules; and further provided that if all or any portion of any Award granted to any person other than the CEO is forfeited back to the Company (or one of its subsidiaries) in accordance with the terms of such Award, then the Base NOE Equity underlying the forfeited portion of such Award may be re-granted by the CEO pursuant to a new Award to any other then-eligible person under this resolution, including himself, subject to all of the foregoing applicable conditions, limitations and restrictions.

                  AND FURTHER RESOLVED, that the Compensation Committee retains the authority on behalf of the Company to interpret these resolutions with respect to any ambiguity that may arise hereunder and regarding their applicability in circumstances not contemplated hereby.

                  IN WITNESS WHEREOF, the undersigned have executed this Written Consent effective as of the 14th day of January, 2000, and direct that it be filed with the minutes of the proceedings of both the Board of Directors the Company and the Compensation Committee thereof.

                                            /s/ H. Strauss Zelnick
                                            -----------------------------------
                                            H. Strauss Zelnick

                                            /s/ Robert J. Dennison
                                            -----------------------------------
                                            Robert J. Denison